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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-07959, No. 333-42161 and No. 333-59305 of our report dated May 8, 1998, with respect to the financial statements of the former Radiance Medical Systems, Inc. included on page F-21 in the Registrant's Proxy Statement addressing the Special Meeting of Shareholders held January 14, 1999 which are incorporated by reference in Registrant's Current Report on Form 8-K.


                                                      /s/ ERNST & YOUNG LLP


Orange County, California
January 22, 1999